FLIR SYSTEMS, INC.
PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (the “Agreement”) is made as of the date last signed below in Wilsonville, County of Clackamas, State of Oregon,

between

FLIR Systems, Inc. (hereinafter, the “Company” or “FLIR”), a corporation having offices at 27700 SW Parkway Avenue, Wilsonville, Oregon 97070

and

William W. Davis (hereinafter, the “Consultant”) (individually, a “Party” and together, the “Parties”).

1. SCOPE OF WORK TO BE PERFORMED. Given Consultant’s unique role as the former General Counsel for FLIR, and in light of FLIR’s ongoing needs for certainty, continuity and transfer of information, FLIR desires to retain Consultant and Consultant agrees to provide services as needed in performing the following tasks:

a.
Be available to the Company for consultation regarding transition and historical legal matters relating to the Company’s business and ongoing, threatened or new litigation, claims, arbitrations or disputes (“Disputes”).

b.
Throughout the period for which Consultant receives payments under this Agreement, Consultant will reasonably cooperate with and assist the Company with respect to the Company’s legal and related issues, including by returning calls or emails in a timely manner, and assisting the Company with respect to any Disputes.

c.
Consultant agrees that Consultant will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Consultant agrees, to the extent permitted by applicable law or cognizant authority, both to immediately notify the Company upon receipt of any subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Consultant shall state no more than that Consultant cannot provide counsel or assistance.

d.	Meet with the Company’s legal counsel or others as appropriate to assist the Company in preparing for deposition or other discovery in any Disputes.

Consultant shall receive direction and assignments from the Company’s Chief Financial Officer (“Supervisor”). As may be required pertaining to the above tasks, Consultant will submit a written report to Supervisor.
2. TERMS OF PAYMENT. FLIR shall pay Consultant in accordance with the following terms upon receipt of monthly invoices:

a.	Retainer: $8,000 to be paid monthly by the 15th business day of each month, by direct deposit to Consultant’s designated bank account.

b.	Continued vesting through the term of this Agreement on any outstanding equity grants that were granted while Consultant was an employee of the Company.

3. REIMBURSEMENT OF EXPENSES. Consultant must receive pre-approval before incurring any expenses or traveling on behalf of the Company. FLIR shall reimburse Consultant for any expenses paid or incurred by Consultant in the normal course of performing the tasks or special projects. Travel expenses will be reimbursed in accordance with FLIR’s travel policy.

4. EQUIPMENT, TOOLS, MATERIALS, OR SUPPLIES. FLIR shall provide Consultant with a flir.com email address and appropriate access to the FLIR network. Consultant shall supply, at Consultant’s expense, all other equipment, tools, materials, and/or supplies to accomplish the scope of work to be performed.

5. FEDERAL, STATE AND LOCAL PAYROLL TAXES. Neither federal, nor state, nor local income tax nor payroll tax of any kind shall be withheld or paid by FLIR on behalf of Consultant with respect to payments received by Consultant under terms of this Agreement. Consultant shall not be treated as an employee with respect to the services performed hereunder for Federal or state tax purposes.

6. NOTICE TO CONSULTANT REGARDING TAX DUTIES AND OTHER LIABILITIES. Consultant understands that Consultant is responsible to pay, according to law, Consultant income tax for services performed under this Agreement. If Consultant is not a corporation, Consultant further understands that Consultant may be held liable for self-employment (Social Security) tax, to be paid by Consultant according to law for payments under this Agreement. Further, Consultant shall indemnify and hold FLIR harmless from any and all losses, injuries, or damages caused by Consultant’s negligence, reckless or intentional acts or omissions unless incurred within the scope of work or special projects to be performed on behalf of FLIR within the meaning of this Agreement. Consultant will show upon request a policy of insurance to cover any negligent acts committed by Consultant.

7. BENEFITS. Except as may be provided in defined employee benefit plans granted prior to Consultant’s retirement from the Company, Consultant is not eligible for, and shall not participate in, any employee pension, health, or other benefit plan, of FLIR.

8. WORKERS’ COMPENSATION. No workers’ compensation insurance shall be obtained by FLIR concerning Consultant. Consultant shall comply with all applicable workers’ compensation laws concerning Consultant , and shall provide to FLIR a certificate of Workers’ Compensation Insurance or similar upon request.

9. TERM OF AGREEMENT. The term of this Agreement shall commence on July 1, 2014 and terminate at 11:59 p.m. on April 30, 2015.

10. TERMINATION WITH CAUSE. With reasonable cause, the Company may terminate this Agreement effective immediately upon providing written notice of termination for cause to Consultant. Reasonable cause shall mean:

a.	Consultant’s material violation of this Agreement or any other agreement previously or in the future entered into between the parties;

b.	an act by Consultant which constitutes misconduct;

c.	any act exposing the Company to liability to others for personal injury or property damage.

d.	the Consultant’s conviction of, or pleas of “guilty” or “no contest” to, a felony or any crime of integrity;

e.	any act of dishonesty or fraud by the Consultant;

f.	any conduct by Consultant which has the potential to negatively affect the reputation of the Company;

g.	failure by Consultant to be reasonably available, including during business hours, to perform the duties which he is required to perform hereunder.

h.	neglect by the Consultant of the duties which he is required to perform hereunder.

In addition, the Company shall have the absolute right to terminate this Agreement immediately upon the occurrence of any one of the following events:

i.	FLIR being obliged under law to terminate this Agreement.

ii.	Consultant:

•	becomes employed, controlled or managed by any other person, body or corporation without prior written consent of Supervisor;

•	fails to comply with or observe any law, or government regulation, or becomes involved in legal proceedings or activities which may prejudice or harm the business or good name of FLIR; or

•	becomes suspended, disbarred or disqualified from conducting transactions, including U.S. Government contracts.

11. NON-WAIVER. The failure of either Party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights or a waiver of any subsequent rights.

12. NO AUTHORITY TO BIND. Consultant has no authority to enter into contracts or agreements on behalf of FLIR. This Agreement does not create a partnership or other business relationship between the Parties, other than Consultant’s role as an independent contractor providing services to FLIR.

13. DECLARATION BY THE CONSULTANT. Consultant declares that Consultant (i) has complied with all applicable federal, state and local laws regarding business permits, certificates and licenses that may be required to carry out the work to be performed under this Agreement, and (ii) will comply with all such laws, regulations or license requirements which are or may pertain to FLIR’s business and the services to be performed by Consultant.

14. PROPRIETARY INFORMATION.

a.
FLIR shall retain all title, right and interest it possesses in any drawings, information, data, reports, specifications or documentation, whether of a technical, financial or business nature (hereinafter “Proprietary Data”) furnished to Consultant by FLIR. For purposes of this Agreement, Proprietary Data shall include such data disclosed in tangible form or in oral or intangible form.

b.
Consultant agrees that the Proprietary Data shall not be used or reproduced for any purposes whatsoever except for the performance of services under this Agreement. Consultant further agrees not to disclose to any third party, by any means, whatsoever, any FLIR Proprietary Data Consultant may have obtained in the performance of services under this Agreement, without the prior written permission of an officer of FLIR.

c.
Any information which is proprietary to Consultant and which is disclosed to FLIR hereunder shall be deemed to have been disclosed as a part of the consideration for this Agreement, and FLIR shall have full right to its use as FLIR deems fit.

d.
Any information contained in, and the ownership of all reports and documents developed, acquired or performed by Consultant in connection with this Agreement, shall remain the sole property of FLIR, shall be held in confidence by Consultant, and shall not be reproduced, used or disclosed to others by Consultant. The obligation of this Paragraph 14.d shall survive any termination hereof.

e.
Except for Paragraph 14.d, Consultant’s obligations with respect to this Paragraph 14 shall remain in effect for a period of seven (7) years from the date of termination of this Agreement. At FLIR’s request, Consultant shall certify in writing the return and/or destruction of all Proprietary Data.

15. CONFLICT OF INTEREST. During the term of this Agreement and for a period of one (1) year from the date of termination, Consultant agrees to refrain from engaging in activities which are in conflict with FLIR’s interest or derive any benefit from the information disclosed to Consultant as a result of this Agreement. To the extent such activities are not in conflict with FLIR’s interests, Consultant shall, with the prior written consent of Supervisor, be free to engage in activities on behalf of other entities involved in businesses similar to that of FLIR.

16. NOTICES. Any notice required or permitted to be given in connection with this Agreement shall be given in writing and shall be delivered either (i) by hand to the Party, or (ii) by certified mail, return receipt requested to the Party at the Party’s address stated herein, or (iii) by facsimile with proof of transmission. Any Party may change its address stated herein by giving notice of the change in accordance with this Paragraph 16. For FLIR, notice shall be given as follows:

FLIR Systems, Inc.
Attn: Anthony Trunzo
27700 SW Parkway Avenue
Wilsonville, OR 97070
Fax: (503) 498-3711

17. ASSIGNABILITY. FLIR may assign its rights under this Agreement. Consultant may not assign, subcontract, or otherwise transfer any right or obligation it has, or may acquire, under this Agreement to any other entity without FLIR’s prior written approval. Any such assignment, subcontracting or transfers approved shall also be conditioned upon acceptance by the assignee, subcontractor and/or transferee of the terms and conditions hereof.

18. GENERAL RELEASE. In consideration of the benefits provided in this Agreement, and to achieve certainty relating to the prior employment relationship between the Parties, Consultant releases FLIR, its current and former directors, officers, agents, employees, attorneys, insurers, related corporations, successors and assigns, from any and all liability, damages or causes of action, whether known or unknown, whether in tort, contract, equity, or under state or federal statute. Consultant understands and acknowledges that this release includes, but is not limited to any claim for reinstatement, reemployment, attorney fees or additional compensation in any form, and any claim, including but not limited to those arising under the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Post Civil War Civil Rights Act (42 U.S.C. 1981-88), the Genetic Information Nondiscrimination Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Assistance Act, the Employee Retirement Income Security Act of 1975 (ERISA), Executive Order 11246, as amended, and the civil rights, employment, and labor laws of any state and any regulation under such authorities relating to Consultant’s employment or association with FLIR or the termination of that employment and association.

The above release does not waive claims (i) for unemployment or workers’ compensation, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Consultant signs this Agreement, (iii) that may arise after Consultant signs this Agreement, (iv) which cannot be released by private agreement or (v) final pay for work performed through June 30, 2014, which will be processed in the ordinary course of payroll. Nothing in this release generally prevents Consultant from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC or any other federal, state or local agency charged with the enforcement of any employment laws, although by signing this release Consultant waives the right to individual relief based on claims asserted in such a charge or complaint, except with the NLRB or anywhere else such a waiver is prohibited. Nothing herein shall be intended or deemed, however, as a release or waiver of any express rights Consultant may have had as an employee of the Company under Oregon law, the FLIR Systems, Inc. Articles of Incorporation and By-Laws, or under any applicable insurance policy, to indemnity, advance, reimbursement and/or defense against losses arising from his actions as an employee within the proper course and scope of his employment with the Company.

19. RELEASE OF RIGHTS UNDER OLDER WORKERS’ BENEFIT PROTECTION ACT. Consultant acknowledges that Consultant is not entitled to the consideration being provided to Consultant under this Agreement unless Consultant enters into this Agreement, including the releases of claims contained in this Agreement. Consultant acknowledges that Consultant is waiving claims under the Age Discrimination in Employment Act, as amended (ADEA), that arose on or prior to Consultant’s execution of this Agreement. Consultant also acknowledges that Consultant has been given at least twenty-one (21) days to consider this Agreement, and that Consultant has carefully read and understands all of the provisions of this Agreement. Consultant is hereby advised in writing to consult with an attorney prior to signing this Agreement. Consultant acknowledges that Consultant’s decision to execute this Agreement is knowing and voluntary. Consultant has the right to revoke this Agreement within seven (7) days of signing this Agreement by sending a letter by certified mail to Paul Zaninovich at 27700 SW Parkway Avenue, Wilsonville, OR 97070 that indicates Consultant’s request to revoke the Agreement. The letter must be received by FLIR on or before the end of the seven-day revocation period. If Consultant signs the Agreement and does not revoke it during the seven-day revocation period, the Agreement (including the waiver of ADEA claims) will become effective on the eighth day after Consultant signs the Agreement (Effective Date). On the other hand, if Consultant does not sign this Agreement, or Consultant signs the Agreement and revokes it during the seven-day period, this Agreement (including the waiver of ADEA claims) shall not become effective.

Please read carefully. Except as otherwise set forth herein, this Agreement generally includes a release of all known and unknown claims and includes those pursuant to the Age Discrimination in Employment Act, as amended, and other laws prohibiting discrimination in employment. Consultant and Company acknowledge that he or it has read this Agreement, understands it and is voluntarily entering into it.

Consultant initials: ___________

20. MEDIATION AND ARBITRATION. In the case of any dispute arising under this Agreement which cannot be settled by reasonable discussion (a “Dispute”), the parties agree that, prior to commencing any proceeding to enforce any rights under this Agreement, they will first engage the services of a professional mediator agreed upon by the parties and attempt in good faith to resolve the dispute through confidential nonbinding mediation. Each party shall bear one-half (½) of the mediator's fees and expenses and shall pay all of its own attorneys' fees and expenses related to the mediation.

If any Dispute cannot be resolved by mediation, such Dispute shall be settled by arbitration before a single arbitrator in Portland, Oregon or such other location on which the parties may agree administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction.  Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of FLIR and Consultant.  Consultant and FLIR acknowledge that this Agreement evidences a transaction involving interstate commerce.  Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

21. CHOICE OF LAW. Any dispute under this Agreement or related to this Agreement shall be decided in accordance with the laws of the State of Oregon, without regard to its choice of laws provisions.

22. ENTIRE AGREEMENT. This is the entire Agreement of the Parties relating to the consulting relationship between the Parties; provided, however, that the provisions of the Separation Agreement and Release entered into by the Parties on or about June 9, 2014, shall remain in full force and effect. This Agreement is not effective until signed by both parties, but may be signed in counterparts.

23. SEVERABILITY. If any part of this Agreement shall be held unenforceable, the rest of this Agreement will nevertheless remain in full force and effect.

24. AMENDMENTS. This Agreement may be supplemented, amended or revised only in writing as mutually agreed by the Parties.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE LAST SIGNED BY A PARTY BELOW.

FLIR SYSTEMS, INC.	CONSULTANT
/s/ Anthony L. Trunzo	/s/ William W. Davis
Signature	Signature
Anthony L. Trunzo	William W. Davis
Printed Name	Printed Name
Sr. Vice President, Finance and CFO
Title	Title
June 9, 2014	June 9, 2014
Date	Date